UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
February 24, 2010
Date of Report (date of earliest event reported)
Eastman Kodak Company
(Exact name of Registrant as specified in its charter)

New Jersey	1-87	16-0417150

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
343 State Street
Rochester, New York 14650
(Address of principal executive office) (Zip Code)
(585) 724-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
      On February 24, 2010, Eastman Kodak Company (the “Company”), entered into an agreement (the “Repurchase Agreement”) with affiliates of Kohlberg Kravis Roberts & Co. L.P. to repurchase all $300 million aggregate principal amount of the Company’s 10.50% Senior Secured Notes due 2017 (the “KKR Notes”). The completion of the repurchase of the KKR Notes is contingent on the satisfaction or waiver of certain conditions, including the sale of at least $300 million aggregate principal amount of debt securities. A press release announcing the entry into the Repurchase Agreement is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release, dated February 24, 2010, Announcing Entry into the Repurchase Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

February 24, 2010	By:	/s/ William G. Love
William G. Love
Treasurer

Index to Exhibits

Exhibit
Number	Description
99.1	Press Release, dated February 24, 2010, Announcing Entry into the Repurchase Agreement